Exhibit 10.1.14

NINTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

     THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Ninth Amendment”) dated as of June 30, 2010 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, SET-ASIDE SOLUTIONS, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company, EXAMWORKS CANADA, INC., a Delaware corporation (“ExamWorks Canada”), NETWORK MEDICAL REVIEW COMPANY, LTD., an Illinois corporation (“NMR”), NETWORK MEDICAL MANAGEMENT COMPANY, LTD., an Illinois corporation (“NMM”), INSURANCE APPEALS, LTD., an Illinois corporation (“IA”), ELITE PHYSICIANS, LTD., an Illinois corporation (“EP”), WORKERSFIRST, INC., an Illinois corporation (“WF” and, together with ExamWorks Canada, NMR, NMM, IA and EP, the “Additional Borrowers”) and the subsidiaries of Parent that may from time to time hereafter become parties to the Loan Agreement identified below (all of the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”), and FIFTH THIRD BANK, an Ohio banking corporation in its individual capacity (“Fifth Third”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital,” together with Fifth Third and Bank of America, “Lenders”).

RECITALS:

     WHEREAS, certain Borrowers, Administrative Agent, Fifth Third and Bank of America are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among the parties hereto (as the same may be further amended, supplemented or modified from time to time, collectively with all such consents and amendments, the “Loan Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement; and

     WHEREAS, Borrowers request Administrative Agent and Lenders to consent to and waive certain matters as provided herein, and Borrowers, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement, in each case in accordance with, and subject to, the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

     1. Consents; Joinder; Waiver.

          a. Subject to the terms and conditions set forth in this Ninth Amendment, and notwithstanding anything in the Loan Agreement (including the Eighth Amendment to Loan and Security Agreement dated as of June 10, 2010) and the other Financing Agreements to the contrary, Administrative Agent and Lenders consent to the formation by Holding Company of a newly organized, wholly-owned subsidiary named ExamWorks Canada, Inc., a Delaware corporation (“ExamWorks Canada”), and to the formation by ExamWorks Canada of two newly organized, wholly-owned subsidiaries named SOMA Medical Assessments Corp. and Direct IME Corp., respectively, each a corporation incorporated under the laws of the Province of Ontario.

          b. Each Additional Borrower hereby absolutely and unconditionally (i) joins as and becomes a party to the Loan Agreement as a Borrower thereunder, (ii) assumes, as a joint and several obligor thereunder, all of the obligations, liabilities and indemnities of Borrower under the Loan Agreement and all other Financing Agreements (including, without limitation, the Liabilities), (iii) covenants and agrees to be bound by and adhere to all of the terms, representations, warranties, covenants, waivers, releases, agreements and conditions of or respecting Borrower with respect to the Loan Agreement and the other Financing Agreements, and (iv) except as specifically provided in Section 1(d) below, collaterally assigns and transfers to Administrative Agent (for the ratable benefit of the Lenders and the Administrative Agent), and hereby grants to Administrative Agent (for the ratable benefit of the Lenders), a continuing security interest in all of such Additional Borrower’s now owned and hereafter acquired or arising assets and other Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Liabilities. Any reference to the term “Borrower” or “Borrowers” in the Loan Agreement shall mean and include each Additional Borrower and all other parties identified as a Borrower in the Preamble to this Ninth Amendment.

          c. Subject to the terms and conditions set forth in this Ninth Amendment, and notwithstanding anything in the Loan Agreement and the other Financing Agreements to the contrary, Administrative Agent and Lenders hereby consent to the acquisition by (i) SOMA Medical Assessments Corp. of substantially all of the assets (the “SOMA Acquisition”) of SOMA Medical Assessments Inc., a corporation incorporated under the laws of the Province of Ontario (together with its successors and assigns, “SOMA”), as more fully described in that certain Asset Purchase Agreement (the “SOMA Purchase Agreement”), dated as of June 30, 2010, by and among SOMA Medical Assessments Corp., Holding Company, SOMA, 1495929 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario and the sole shareholder of SOMA (the “SOMA Shareholder”), and Troy Cumiskey, the sole shareholder of the SOMA Shareholder (“Cumiskey”), (ii) Direct IME Corp. of substantially all of the assets (the “Direct IME Acquisition”) of Direct IME, a partnership registered in the Province of Ontario (together with its successors and assigns, “Direct IME”), as more fully described in that certain

Asset Purchase Agreement (the “Direct IME Purchase Agreement”), dated as of June 30, 2010, by and among Direct IME Corp., Holding Company, Direct IME, Direct IME Inc., Direct IME Occupational Therapy Services Inc., Eleanor Cumiskey and Greg Cumiskey, (iii) Parent of substantially all of the assets (the “IMS Acquisition”) of Independent Medical Services Corporation, a Minnesota corporation (together with its successors and assigns, “IMS”), as more fully described in that certain Asset Purchase Agreement (the “IMS Purchase Agreement”), dated as of June 30, 2010, by and among Holding Company, Parent, IMS and Bruce Barringer and Sean P. Flood, the shareholders of IMS, (iv) Parent of substantially all of the assets (the “401 Diagnostic Acquisition”) of 401 Diagnostic, Inc., a California corporation (together with its successors and assigns, “401 Diagnostic”), as more fully described in that certain Asset Purchase Agreement (the “401 Diagnostic Purchase Agreement”), dated as of June 30, 2010, by and among Parent, 401 Diagnostic and Dr. Marvin B. Zwerin, the sole shareholder of 401 Diagnostic, and (v) the acquisition by Parent of all of the shares (the “NMR Acquisition”) of capital stock of NMR, as more fully described in that certain Stock Purchase Agreement (the “NMR Purchase Agreement”), dated as of June 30, 2010, by and among Parent, NMR and Robert C. Porter, M.D., the sole shareholder of NMR.

          d. Subject to the terms and conditions set forth in this Ninth Amendment (including, without limitation, Section 3 hereof), notwithstanding anything in the Loan Agreement (including, without limitation, Exhibit C thereto) and the other Financing Agreements to the contrary, with respect to the SOMA Acquisition and the Direct IME Acquisition only, Administrative Agent and the Lenders hereby waive the requirements that (i) the assets of SOMA Medical Assessments Corp. and Direct IME Corp. be pledged as Collateral, (ii) SOMA Medical Assessments Corp. and Direct IME Corp. become Borrowers under the Loan Agreement and (iii) 100% of the equity securities of each of SOMA Medical Assessments Corp. and Direct IME Corp. be pledged by ExamWorks Canada as Collateral; provided, however, that 65% of the equity securities of each of SOMA Medical Assessments Corp. and Direct IME Corp. shall be pledged as Collateral pursuant to the terms and provisions of the ExamWorks Canada Pledge Agreement (as hereinafter defined).

     2. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

          a. The definition of “Borrower” as set forth in the Preamble to the Loan Agreement is hereby amended by adding a reference to “ExamWorks Canada, Inc., a Delaware corporation, Network Medical Review Company, Ltd., an Illinois corporation, Network Medical Management Company, Ltd., an Illinois corporation, Insurance Appeals, Ltd., an Illinois corporation, Elite Physicians, Ltd., an Illinois corporation and WorkersFirst, Inc., an Illinois corporation” therein.

          b. Section 1.1 of the Loan Agreement is hereby amended as follows:

     i. the definition of “Acquisitions” therein shall also include each of the SOMA Acquisition, the Direct IME Acquisition, the IMS Acquisition, the 401 Diagnostic Acquisition and the NMR Acquisition;

     ii. the definition of “Acquisition Agreement” therein shall also include each of the SOMA Purchase Agreement, the Direct IME Purchase Agreement, the IMS Purchase Agreement, the 401 Diagnostic Purchase Agreement and the NMR Purchase Agreement;

     iii. the definition of “Acquisition Documents” therein shall also include each of the SOMA Purchase Agreement, the Direct IME Purchase Agreement, the IMS Purchase Agreement, the 401 Diagnostic Purchase Agreement and the NMR Purchase Agreement and any applicable bill of sale, assignment and assumption agreement, escrow agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, noncompete agreement, and any and all of the other documents, instruments and agreements executed or delivered in connection therewith or otherwise in connection with the SOMA Acquisition, the Direct IME Acquisition, the IMS Acquisition, the 401 Diagnostic Acquisition and the NMR Acquisition, in each case as the same may be amended or modified in conformity with Section 9.15 of the Loan Agreement;

     iv. the definition of “Intellectual Property Security Agreement” therein shall include any amendment or modification thereof dated as of the Ninth Amendment Effective Date made in connection with this Ninth Amendment;

     v. the definition of “Landlord Waiver” therein shall include, if applicable, the Landlord Waivers dated as of the Ninth Amendment Effective Date, if any, made in connection with this Ninth Amendment;

     vi. the definition of “Pledge Agreements” therein is hereby amended and restated in its entirety as follows:

     “Pledge Agreements” means, collectively, (a) that certain Pledge Agreement dated as of the Eighth Amendment Effective Date made by Holding Company in favor of Administrative Agent (the “Holding Company Pledge Agreement”), (b) that certain Pledge Agreement dated as of the Ninth Amendment Effective Date made by Holding Company in favor of Administrative Agent (the “Holding Company EW Canada Pledge Agreement”), (c) that certain Pledge Agreement dated as of the Ninth Amendment Effective Date made by ExamWorks Canada in favor of Administrative Agent (the “ExamWorks Canada Pledge Agreement”), (d) that certain Pledge Agreement dated as of December 18, 2009 made by Parent in favor of Administrative Agent (as amended on the Fifth Amendment Effective Date and the Ninth Amendment Effective Date, the “Parent Pledge Agreement”) with respect to all other Borrowers and to which future Subsidiaries of Parent shall become a party in connection with any other Acquisition, and (e) that certain Pledge Agreement dated as of the Ninth Amendment Effective Date made by NMR in favor of Administrative Agent (the “NMR Pledge Agreement”), each in form and substance reasonably satisfactory to Administrative Agent, as each may be amended, restated, reaffirmed, supplemented or otherwise modified from time to time in accordance with its respective terms;

     vii. the definition of “Pledgors” therein is hereby amended and restated in its entirety to read as follows:

     “Pledgors” means, collectively, Holding Company, Parent, ExamWorks Canada and NMR, each in its capacity as the pledgor under their respective Pledge Agreements;

     viii. the definition of “Subordinated Debt” therein shall include (x) the Indebtedness, if any, owing by SOMA Medical Assessments Corp. to the SOMA Shareholder and Cumiskey pursuant to Section 8.1(c) of the SOMA Purchase Agreement in an amount not to exceed $2,000,000 Canadian dollars, (y) the Indebtedness, if any, owing by Direct IME Corp. to Direct IME and the Partner Parties (as defined in the Direct IME Purchase Agreement) pursuant to Section 8.1(c) of the Direct IME Purchase Agreement in an amount not to exceed $2,000,000 Canadian dollars, and (z) the amount owing by Parent to 401 Diagnostics pursuant to Section 3.3(b) and Section 3.4 of the 401 Diagnostics Purchase Agreement in an amount not to exceed $308,333.33 with respect to Section 3.3(b) of the 401 Diagnostics Purchase Agreement and not to exceed $281,250.00 in the aggregate with respect to Section 3.4 of the 401 Diagnostics Purchase Agreement; and

     ix. the definition of “Subordination Agreement” therein shall also include (x) that certain subordination agreement dated as of the Ninth Amendment Effective Date made in connection with this Ninth Amendment pursuant to which the Indebtedness, if any, owing by SOMA Medical Assessments Corp. to the SOMA Shareholder and Cumiskey pursuant to Section 8.1(c) of the SOMA Purchase Agreement is subordinated to the Liabilities, (y) that certain subordination agreement dated as of the Ninth Amendment Effective Date made in connection with this Ninth Amendment pursuant to which the Indebtedness, if any, owing by Direct IME Corp. to Direct IME and the Partner Parties (as defined in the Direct IME Purchase Agreement) pursuant to Section 8.1(c) of the Direct IME Purchase Agreement is subordinated to the Liabilities, and (z) that certain subordination agreement dated as of the Ninth Amendment Effective Date made in connection with this Ninth Amendment pursuant to which the Indebtedness owing by Parent to 401 Diagnostics pursuant to Section 3.3(b) and Section 3.4 of the 401 Diagnostics Purchase Agreement is subordinated to the Liabilities.

          c. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined terms in alphabetical order:

          “ExamWorks Canada” means ExamWorks Canada, Inc., a Delaware corporation.

          “Ninth Amendment Effective Date” means June 30, 2010.

          “NMR” means Network Medical Review Company, Ltd., an Illinois corporation.

          d. For clarification, the definition of “Revolving Credit Notes” in Section 2.1(d) of the Loan Agreement is hereby amended to include any amendment or modification thereof dated as of the Ninth Amendment Effective Date made in connection with this Ninth Amendment.

          e. For clarification, the definition of “Term Loan Notes” in Section 2.3(c) of the Loan Agreement is hereby amended to include any amendment or modification thereof dated as of the Ninth Amendment Effective Date made in connection with this Ninth Amendment.

          f. Schedule 4.7 (Borrower Locations) of the Loan Agreement is hereby amended and restated with Schedule 4.7 attached hereto.

          g. Schedule 7.5 (Organizational Numbers) of the Loan Agreement is hereby amended and restated with Schedule 7.5 attached hereto.

          h. Schedule 7.8 (Other Names) of the Loan Agreement is hereby amended and restated with Schedule 7.8 attached hereto.

          i. Schedule 7.16 (Intellectual Property) of the Loan Agreement is hereby amended and restated with Schedule 7.16 attached hereto.

          j. Schedule 9.2 (Certain Unsecured Indebtedness) of the Loan Agreement is hereby amended and restated with Schedule 9.2 attached hereto.

          k. Section 7.1 of the Loan Agreement shall hereafter also reflect that ExamWorks Canada is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and that each of NMR, NMM, IA, EP and WF is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois.

          l. Section 7.7 of the Loan Agreement shall hereafter also reflect that ExamWorks Canada’s principal place of business and chief executive office is located at 3280 Peachtree Road, Suite 2625, Atlanta, Georgia 30305, and its State of incorporation is Delaware, and that each of NMR’s, NMM’s, IA’s, EP’s and WF’s principal place of business and chief executive office is located at 605 Fulton Avenue, Suite 2002, Rockford, Illinois 61103 and its State of incorporation is Illinois.

          m. Section 7.8 of the Loan Agreement shall hereafter also reflect that Borrower has used the following names: “ExamWorks Canada, Inc.”, “Network Medical

Review Company, Ltd.”, “Network Medical Management Company, Ltd.”, “Insurance Appeals, Ltd.”, “Elite Physicians, Ltd.” and “WorkersFirst, Inc.”

          n. Section 7.12 of the Loan Agreement shall hereafter also reflect that NMR is a wholly-owned subsidiary of Parent, that each of NMM, IA, EP and WF is a wholly-owned subsidiary of NMR, and that ExamWorks Canada is a wholly-owned subsidiary of Holding Company.

          o. References in Section 8.5 and Section 9.16 of the Loan Agreement to the State of organization of Borrower shall also contain a reference to the State of Delaware with respect to ExamWorks Canada and a reference to the State of Illinois with respect to each of NMR, NMM, IA, EP and WF.

          p. Section 9.7 (a)(iii) is hereby amended and restated as follows:

          “(iii) for other corporate purposes (such as to pay for the transaction costs and expenses contemplated in connection with this Agreement), which for clarification shall not include any use of proceeds for, or any transaction involving, either or both of SOMA Medical Assessments Corp. and Direct IME Corp., and”

          q. Subsection (a) of Section 9.11 is hereby amended and restated as follows:

          “(a) Borrower may transfer cash or property to Affiliates and enter into transactions with Affiliates for fair value in the ordinary course of business pursuant to terms that are no less favorable, in all material respects, to Borrower than the terms upon which such transfers or transactions would have been made had such transfers or transactions been made to or with a Person that is not an Affiliate (which for clarification shall not include any transfers of cash or property to, or transactions involving, either or both of SOMA Medical Assessments Corp. and Direct IME Corp.,”

          r. Section 9.12(v) is hereby amended and restated as follows:

          “(v) Computation. Borrower acknowledges and agrees that the calculation and computation of the foregoing financial ratios and covenants shall be pursuant to and in accordance with Section 8.1(c) hereof; provided, however, that for purposes of the calculation and computation of the foregoing financial ratios and covenants only (and for no other purpose under this Agreement), each of SOMA Medical Assessments Corp. and Direct IME Corp. shall be considered a “Borrower” under this Agreement; provided further, that the EBITDA of each of SOMA Medical Assessments Corp. and Direct IME Corp. shall only be included for purposes of such calculation and computation if there are no restrictions or limitations on the payment of dividends or the making of other distributions by SOMA Medical Assessments Corp. or Direct IME Corp., respectively, to ExamWorks Canada and/or Holding Company.”

     s. Section 10.1(r) of the Loan Agreement is hereby amended and restated as follows:

          “Holding Company shall revoke or attempt to revoke, terminate or contest its obligations under the Holding Company Pledge Agreement or the Holding Company EW Canada Pledge Agreement, or the Holding Company Pledge Agreement or the Holding Company EW Canada Pledge Agreement or any provision thereof shall cease to be in full force and effect in accordance with its terms and provisions;”

          t. There is hereby added a new Section 10.1(v) of the Loan agreement to read as follows:

          “ExamWorks Canada shall revoke or attempt to revoke, terminate or contest its obligations under the ExamWorks Canada Pledge Agreement, or the ExamWorks Canada Pledge Agreement or any provision thereof shall cease to be in full force and effect in accordance with its terms and provisions;”

          u. There is hereby added a new Section 10.1(w) of the Loan Agreement to read as follows:

          “NMR shall revoke or attempt to revoke, terminate, or contest its obligations under the NMR Pledge Agreement, or the NMR Pledge Agreement or any provision thereof shall cease to be in full force and effect in accordance with its terms and provisions; and”

          v. There is hereby added a new Section 10.1(x) of the Loan Agreement to read as follows:

          “Either or both of SOMA Medical Assessments Corp. and Direct IME Corp. shall take any action or omit to take any action that, if such action were instead taken or omitted to be taken by any Borrower, would constitute an Event of Default.”

     3. No Other Amendments. Notwithstanding the amendments set forth in Section 2 hereof, Ultimate Parent, Holding Company, Parent and the other Borrowers acknowledge and expressly agree that this Ninth Amendment is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms or conditions of the Loan Agreement or any other Financing Agreements (other than as expressly set forth in this Ninth Amendment).

     4. Representations and Warranties. Each of Ultimate Parent, Holding Company, Parent and the other Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

          a. Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

          b. Each of Holding Company, Parent and each of the other Borrowers has the corporate, limited liability company or partnership, as applicable, power and authority (i) to enter into this Ninth Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          c. This Ninth Amendment has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of each of Parent, the other Borrowers, Holding Company, and each of this Ninth Amendment and the Loan Agreement constitutes the legal, valid and binding obligations of Parent and the other Borrowers (and each of this Ninth Amendment and the Financing Agreements to which Holding Company is a party constitutes the legal, valid and binding obligations of Holding Company), enforceable against Parent, the other Borrowers, and Holding Company, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Holding Company, Parent or such other Borrower);

          d. The execution and delivery of this Ninth Amendment and performance by Parent and each other Borrower and, as applicable, Holding Company, under this Ninth Amendment, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Parent, such other Borrower, or Holding Company which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Parent, each other Borrower, or Holding Company, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Parent, any other Borrower, or Holding Company is party or by which Parent’s, any other Borrower’s, or Holding Company’s respective assets or properties are bound;

          e. No Default or Event of Default exists before or will result after giving effect to this Ninth Amendment, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect;

          f. The legal name of ExamWorks Canada is “ExamWorks Canada, Inc.” and its organizational number assigned by the Delaware Secretary of State is 4839836; the legal name of NMR is “Network Medical Review Company, Ltd.” and its organizational number assigned by the Illinois Secretary of State is 6212-482-2; the legal name of NMM is “Network Medical Management Company, Ltd.” and its organizational number assigned by the Illinois Secretary of State is 6213-0776; the legal name of IA is “Insurance Appeals, Ltd.” and its organizational number assigned by the Illinois Secretary of State is 6212-705-8; the legal name of EP is “Elite Physicians, Ltd.” and its organizational number assigned by the Illinois Secretary of State is 5851-395-4; and the legal name of WF is “WorkersFirst, Inc.” and its organizational number assigned by the Illinois Secretary of State is 6065-532-4;

          g. Except as otherwise provided in Section 1(d) hereof, with respect to each of the SOMA Acquisition, the Direct IME Acquisition, the IMS Acquisition, the 401 Diagnostic Acquisition and the NMR Acquisition, each of the conditions precedent identified on Exhibit C attached to the Loan Agreement have previously been satisfied or will be satisfied concurrently with the execution and delivery of this Ninth Amendment or as provided in Section 14 hereof as post closing matters; and

          h. The “Collateral” (as defined in the Loan Agreement) shall hereafter also include, without limitation, (i) each of the assets purchased by Parent pursuant to the IMS Purchase Agreement, the 401 Diagnostic Purchase Agreement and the NMR Purchase Agreement, (ii) except as otherwise specifically provided in Section 1(d) hereof, the assets of ExamWorks Canada and (iii) each of the assets of NMR, NMM, IA, EP and WF, and the Administrative Agent (for the ratable benefit of the Lenders and the Administrative Agent) has a first priority perfected security interest in all such Collateral (subject only to Permitted Liens).

     5. Conditions Precedent to Effectiveness of this Ninth Amendment. The consents, waiver and amendments contained in Section 1 and Section 2 of this Ninth Amendment shall become effective on the date hereof subject to satisfaction of each of the following:

          a. all of the representations and warranties of Parent, each of the other Borrowers, and Holding Company under Section 4 hereof, which are made as of the date hereof, being true and correct;

          b. receipt by Administrative Agent of duly executed signature pages to this Ninth Amendment from each of Parent, each of the other Borrowers, Holding Company and Lenders;

          c. copies of resolutions of (i) the Board of Directors of Holding Company authorizing or ratifying the execution, delivery and performance by Holding Company of this Ninth Amendment and the Holding Company EW Canada Pledge Agreement and any other Financing Agreement to which Holding Company is a party, certified by a Duly Authorized Officer of Holding Company, (ii) the Board of Directors of ExamWorks Canada authorizing or ratifying the execution, delivery and performance by ExamWorks Canada of the ExamWorks Canada Pledge Agreement and any other Financing Agreement to which ExamWorks Canada is a party, certified by a Duly Authorized Officer of ExamWorks Canada, (iii) the Board of Directors of Parent authorizing or ratifying the execution, delivery and performance by Parent of this Ninth Amendment and that certain Second Amendment and Reaffirmation of Parent Pledge Agreement, dated as of the date hereof (the “Second Amendment to Parent Pledge Agreement”) and any other Financing Agreement to which Parent is a party, certified by a Duly Authorized Officer of Parent and (iv) the Board of Directors of NMR authorizing or ratifying the execution, delivery and performance by NMR of the NMR Pledge Agreement and any other Financing Agreement to which NMR is a party, certified by a Duly Authorized Officer of NMR;

          d. receipt by Administrative Agent of such other duly executed and delivered resolutions (including with respect to the underlying Loan Agreement as amended by this Ninth

Amendment with respect to each of ExamWorks Canada, NMR, and each other Additional Borrower), certified Organization Documents, good standing certificates, secretary’s certificates, closing condition certificates and such other related certificates and documents (if any), with respect to Parent and the other Borrowers reasonably required by Administrative Agent in connection with this Ninth Amendment (each of which must be in form and substance reasonably satisfactory to the Administrative Agent);

          e. receipt by Administrative Agent of true, correct and complete duly executed copies of each of the following: (i) a Third Modification to Revolving Credit Note by Borrowers with respect to the Revolving Credit Note of each of Fifth Third and Bank of America, respectively; (ii) a Fourth Modification to Term Loan Note by Borrowers with respect to the Term Loan Note of each of Fifth Third and Bank of America, respectively; (iii) a First Modification to Revolving Credit Note by Borrowers with respect to the Revolving Credit Note of GE Capital; (iv) a First Modification to Term Loan Note by Borrowers with respect to the Term Loan Note of GE Capital; (v) the Holding Company EW Canada Pledge Agreement by Holding Company in favor of Administrative Agent (together with original stock certificate(s) and assignment(s) separate from certificate); (vi) the ExamWorks Canada Pledge Agreement by ExamWorks Canada in favor of Administrative Agent (together with original stock certificate(s) and assignment(s) separate from certificate representing 65% of the issued and outstanding equity in each of SOMA Medical Assessments Corp. and Direct IME Corp.); (vii) the Second Amendment to Parent Pledge Agreement by Parent in favor of Administrative Agent (together with original stock certificate(s) and assignment(s) separate from certificate); (viii) the NMR Pledge Agreement by NMR in favor of Administrative Agent (together with original stock certificates and assignments separate from certificate); and (ix) a Third Amendment to Intellectual Property Security Agreement;

          f. Certificates of Insurance in form and substance satisfactory to Administrative Agent, from Borrowers’ insurance carriers reflecting (i) the addition of each of ExamWorks Canada, NMR and the other Additional Borrowers as a co-borrower (together with a Loss Payable Endorsement signed by the applicable insurance agent) and the addition of SOMA Medical Assessments Corp. and Direct IME Corp., (ii) Administrative Agent as additional insured and “lender’s loss payee” thereunder, and (iii) increased insurance coverage as a result of the acquisitions contemplated hereby;

          g. receipt of UCC tax, lien, pending suit and judgment searches for each Borrower, IMS and 401 Diagnostics, and PPSA searches for SOMA Medical Assessments Corp., SOMA, Direct IME Corp., and Direct IME (and, in each case, under each respective trade name used during the prior five years), each dated a date reasonably near to the Ninth Amendment Effective Date in all jurisdictions for such entities as reasonably required by Administrative Agent, respectively, the results of which shall be satisfactory to Administrative Agent in its sole and absolute determination;

          h. receipt of authorization to file UCC Financing Statements, and UCC Financing Statements, as requested by Administrative Agent, naming each of ExamWorks Canada, NMR, and each of the other Additional Borrowers as debtor and Administrative Agent as secured party with respect to each such Additional Borrowers’ Collateral, shall have been filed with the Delaware or Illinois Secretary of State, as applicable;

          i. receipt of authorization to file UCC Financing Statements, and UCC Financing Statements (or amendments thereto), as requested by Administrative Agent, naming each of (i) Holding Company as debtor and Administrative Agent as secured party with respect to the equity of ExamWorks Canada owned by Holding Company, (ii) ExamWorks Canada as debtor and Administrative Agent as secured party with respect to 65% of the equity of each of SOMA Medical Assessments Corp. and Direct IME Corp. owned by ExamWorks Canada (together with any applicable PPSA filing in the Province of Ontario or otherwise in Canada), (iii) Parent as debtor and Administrative Agent as secured party with respect to the equity of NMR owned by Parent and (iv) NMR as debtor and Administrative Agent as secured party with respect to the equity of each of NMM, IA, EP and WF owned by NMR, shall have been filed with the Delaware or Illinois Secretary of St ate, as applicable;

          j. receipt by Administrative Agent of an opinion of Torys LLP, Canadian legal counsel to Holding Company, Parent, ExamWorks Canada, SOMA Medical Assessments Corp. and Direct IME Corp., addressed to Administrative Agent, Issuing Lenders and each Lender, in form and substance reasonably satisfactory to Administrative Agent.

          k. receipt by Administrative Agent of an opinion of Paul, Hastings, Janofsky & Walker, LLP, legal counsel to Holding Company, ExamWorks Canada, Parent, NMR and the other Borrowers and the Additional Borrowers, addressed to Administrative Agent, Issuing Lenders and each Lender, in form and substance reasonably satisfactory to Administrative Agent;

          l. receipt by Administrative Agent of reasonably satisfactory evidence that any necessary authorizations, including all necessary consents and regulatory approvals necessary, or in the reasonable discretion of, the Administrative Agent, advisable for the closing of each of the SOMA Acquisition, the Direct IME Acquisition, the IMS Acquisition, the 401 Diagnostic Acquisition and the NMR Acquisition have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of Parent or any of the other Borrowers, threatened reversal or cancellation, and Administrative Agent shall have received a certificate of a Duly Authorized Officer so stating;

          m. receipt by Administrative Agent of true, correct and complete duly executed copies of each of the SOMA Purchase Agreement, the Direct IME Purchase Agreement, the IMS Purchase Agreement, the 401 Diagnostic Purchase Agreement and the NMR Purchase Agreement and the other material Acquisition Documents relating to each of the SOMA Acquisition, the Direct IME Acquisition, the IMS Acquisition, the 401 Diagnostic Acquisition and the NMR Acquisition, including, without limitation, any disclosure schedules, bill of sale, assignment and assumption agreement, intellectual property assignment agreement, escrow agreement and Landlord Waiver executed or delivered in connection therewith;

     n. receipt by Administrative Agent of evidence, in form and substance reasonably satisfactory to it, of the simultaneous consummation of each of the SOMA

Acquisition, the Direct IME Acquisition, the IMS Acquisition, the 401 Diagnostic Acquisition and the NMR Acquisition on terms and conditions set forth in the SOMA Purchase Agreement, the Direct IME Purchase Agreement, the IMS Purchase Agreement, the 401 Diagnostic Purchase Agreement and the NMR Purchase Agreement, respectively, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

          o. receipt by Administrative Agent of a duly executed, completed and delivered subordination agreement by and among (x) SOMA Medical Assessments Corp., the SOMA Shareholder, Cumiskey and Administrative Agent, (y) Direct IME Corp., Direct IME and Administrative Agent, and (z) Parent, 401 Diagnostics and Administrative Agent, each in form and substance reasonably satisfactory to Administrative Agent;

          p. receipt by Administrative Agent of a duly completed Compliance Certificate as of the fiscal quarter of Borrower ending March 31, 2010, after giving pro forma effect to all Loans to be made on the date hereof and the consummation of each of the SOMA Acquisition, the Direct IME Acquisition, the IMS Acquisition, the 401 Diagnostic Acquisition and the NMR Acquisition, signed by a Duly Authorized Officer of Parent;

          q. Administrative Agent’s completion of due diligence relating to each of the SOMA Acquisition, the Direct IME Acquisition, the IMS Acquisition, the 401 Diagnostic Acquisition and the NMR Acquisition, the results of which shall be reasonably satisfactory to Administrative Agent;

          r. if applicable, Administrative Agent shall have received a payoff letter from any secured lender to any of SOMA, Direct IME, IMS, 401 Diagnostic or NMR (including, without limitation, Toronto Dominion Bank with respect to SOMA, Park Midway Bank with respect to IMS and Bank of America with respect to 401 Diagnostic), each in form and substance reasonably satisfactory to Administrative Agent (together with applicable UCC/PPSA termination statements, trademark releases and copyright releases necessary to release all Liens (other than Permitted Liens) and other rights in favor of any Person (other than Administrative Agent (for the ratable benefit of Lenders and Administrative Agent)), if any, in any of the Collateral (which, subject to Section 1(d) hereof, shall include the assets purchased by SOMA Medical Assessments Corp., Direct IME Corp. and Parent, respectively, pursuant to the SOMA Purchase Agreement, the Direct IME Purchase Agreement, the IMS Purchase Agreement, the 401 Diagnostic Purchase Agreement and the NMR Purchase Agreement, as applicable), and other documents as Administrative Agent reasonably deems necessary or appropriate, which shall have been filed in all jurisdictions that Administrative Agent reasonably deems necessary or advisable;

          s. receipt by Administrative Agent of evidence that the Liens in favor of Administrative Agent are valid, enforceable and properly perfected in a manner reasonably acceptable to Administrative Agent;

          t. subject to Section 1(d) hereof, receipt by Administrative Agent of all financial information, studies, materials, due diligence results, management reports and related documentation as required pursuant to Exhibit C to the Loan Agreement;

          u. receipt by Administrative Agent of a fully-completed and duly executed Notice of Borrowing (together with a flow of funds) with respect to the SOMA Acquisition, the Direct IME Acquisition, the IMS Acquisition, the 401 Diagnostic Acquisition, the NMR Acquisition and this Ninth Amendment;

          v. receipt by Administrative Agent of a fully-completed and duly executed Borrowing Base Certificate as of May 31, 2010;

          w. receipt by Administrative Agent from Borrowers of payment of the Term Draw Fee for the Lenders;

          x. receipt by Administrative Agent of the invoiced amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent in connection with this Ninth Amendment pursuant to Section 8 hereof and otherwise due and owing pursuant to the Loan Agreement;

          y. receipt by Administrative Agent of certified copies of all documents evidencing Borrowers’ receipt of or satisfaction with any necessary consents, regulatory approvals and any other governmental approvals, if any, with respect to this Ninth Amendment and any other documents provided for herein or to be executed by any Borrower or Holding Company; and

          z. receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, consents or opinions as Administrative Agent or the Required Lenders reasonably may require, if any.

     6. Reaffirmation; References to Loan Agreement.

          a. Each Borrower and Holding Company acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement and the Financing Agreements, as amended hereby, are and shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Ninth Amendment.

          b. Upon the effectiveness of this Ninth Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Ninth Amendment.

          c. The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower or Holding Company of any provision or term of the Loan Agreement, this Ninth Amendment or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Ninth Amendment or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Ninth Amendment or any

Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower or Holding Company contained in this Ninth Amendment, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent’s execution and delivery of this Ninth Amendment establish a course of dealing among Administrative Agent, Holding Company, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any amendments or, if at any time applicable, waivers with respect to the Loan Agreement or any other Financing Agreement. The terms and provisions of this Ninth Amendment shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

          d. Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

     7. Release.

          a. In consideration of, among other things, the consent, waiver and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, Holding Company, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders and trustees (all collectively, with Holding Company, Parent and each other Borrower, the “Releasing Parties”), do hereby unconditionally, irrevocably and forever remise, satisfy, acquit, release and discharge the Administrative Agent and Lenders and each of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively, the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, costs, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand, proceedings or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event, action or omission or any other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Ninth Amendment, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, the Collateral or the Liabilities, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Borrower, Parent, and Holding Company acknowledges that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Ninth Amendment.

          b. Each of Holding Company, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it respectively may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which a Lender Party or Releasing Party does not know or suspect to exist as of the date hereof. Each of Ultimate Parent, Holding Company, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Ninth Amendment (and without which the consents, waiver and amendments in Section 1 and Section 2 hereof would not have been agreed to by Administrative Agent and Lenders).

     8. Costs, Expenses and Taxes. Without limiting the obligation of Borrowers to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Ninth Amendment, Borrowers agree to pay on demand all reasonable costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Ninth Amendment and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses.

     9. Counterparts. This Ninth Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     10. Governing Law. This Ninth Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of law principles.

     11. Financing Agreement. This Ninth Amendment shall constitute a Financing Agreement.

     12. Severability; Faxes. Any provision of this Ninth Amendment which is prohibited or unenforceable for any reason shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

     13. Successors and Assigns. This Ninth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither the Ultimate Parent, Holding Company, Parent nor any other Borrower may assign any of its respective rights or obligations under this Ninth Amendment without the prior written consent of Administrative Agent.

     14. Additional Covenants. Parent and the other Borrowers covenant and agree to deliver or cause to be delivered to Administrative Agent:

          a. original stock certificate(s) of EP within two (2) days of the Ninth Amendment Effective Date;

          b. certified charters of each of SOMA Medical Assessments Corp. and Direct IME Corp. within fifty six (56) days of the Ninth Amendment Effective Date;

          c. amended and restated bylaws of each of NMR, NMM, IA, EP and WF within five (5) days of the Ninth Amendment Effective Date;

          d. certified copies of amended and restated articles of incorporation of each of NMR, NMM, IA, EP and WF within seven (7) days of the Ninth Amendment Effective Date; and

          e. a legal opinion of Paul Hastings Janofsky & Walker, LLP as to NMR, NMM, IA, EP and WF within seven (7) days of the Ninth Amendment Effective Date, in form and substance reasonably satisfactory to Administrative Agent.

[Remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Ninth Amendment to Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SOUTHWEST MEDICAL EXAMINATION
SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.
EXAMWORKS CANADA, INC.
NETWORK MEDICAL REVIEW COMPANY, LTD.
NETWORK MEDICAL MANAGEMENT
COMPANY, LTD.
INSURANCE APPEALS, LTD.
ELITE PHYSICIANS, LTD.
WORKERS FIRST, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

EXAMWORKS, INC.
NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SET-ASIDE SOLUTIONS, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

EXAMWORKS, INC.
NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Acknowledged and Agreed:

EXAMWORKS GROUP, INC.

By:	/s/ Richard E. Perlman
Name:	Richard E. Perlman
Its:	Co-Chairman and Co-Chief Executive Officer

EXAMWORKS, INC.
NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President

GENERAL ELECTRIC CAPITAL
CORPORATION,
as a Lender

By:	/s/ Peter Zone
Peter Zone
Duly Authorized Signatory

EXAMWORKS, INC.
NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT